UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
September 13, 2016

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation) 400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	72-1440714 (I.R.S. Employer Identification No.) 70508 (Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
First Supplemental Indenture
On September 13, 2016, PetroQuest Energy, Inc. (the “Company”), the subsidiary guarantors party thereto, and Wilmington Trust, National Association (the “2021 Notes Trustee”), entered into the First Supplemental Indenture (the “Supplemental Indenture”), implementing certain amendments to the Indenture (the “Indenture”) governing the Company’s outstanding 10% Second Lien Senior Secured Notes due 2021 (the “2021 Notes”) following the Company’s receipt of requisite consents of the holders of the 2021 Notes pursuant to the consent solicitation in respect of the 2021 Notes that commenced on August 25, 2016 (the “Consent Solicitation”). The Supplemental Indenture amends the Indenture to, among other things, (i) permit the Company to increase the principal amount of its 10% Second Lien Senior Secured PIK Notes due 2021 (the “New Notes”) to be issued in the Exchange Offers (as defined below) or issue additional New Notes in connection with the payment in kind interest (“PIK Interest”) feature of the New Notes; (ii) permit the Company to use the proceeds of a senior secured credit facility to purchase or redeem the 10% Senior Notes due 2017 (the “2017 Notes”) that remain outstanding after the Exchange Offers; (iii) broaden the categories of potential lenders eligible to provide credit facilities to the Company; (iv) make certain modifications with respect to the percentage of secured priority debtholders required to approve certain determinations under the collateral trust agreement; and (v) permit the Company and the 2021 Notes Trustee to amend the Indenture without the consent of the holders of the 2021 Notes in order to provide for the issuance of the New Notes and the payment of PIK Interest. The Supplemental Indenture is effective upon execution but will only become operative upon consummation of the Exchange Offers and Consent Solicitation.
The foregoing description of the Supplemental Indenture is not complete and is qualified by reference to the Supplemental Indenture, which is filed herewith as Exhibit 4.1 and is incorporated by reference in this current report.
Waiver of Registration Rights

Pursuant to the Consent Solicitation, on September 13, 2016, holders of the 2021 Notes waived any and all registration rights with respect to the 2021 Notes under the registration rights agreement with respect to the 2021 Notes, pursuant to a waiver of registration rights (the “Waiver”) among the Company, the subsidiary guarantors party thereto and Seaport Global Securities LLC, as representative of the holders of the 2021 Notes.
The foregoing description of the Waiver is not complete and is qualified by reference to the Waiver, which is filed herewith as Exhibit 4.2 and is incorporated by reference in this current report.

Item 8.01 Other Events

On September 14, 2016, the Company issued a press release announcing the results as of the extended early tender date for its private offers (the Exchange Offers”) to eligible holders to exchange its outstanding 2017 Notes, issued under an indenture, and its outstanding 2021 Notes, for up to (i) $280.295 million aggregate principal amount of its New Notes, and (ii) 3,517,000 shares of its common stock, and the related Consent Solicitation, all on the terms and subject to the conditions set forth in a Confidential Information Memorandum and Consent Solicitation Statement and related letter of transmittal and consent, each dated as of August 25, 2016. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference in this current report.

This filing shall not constitute an offer to buy, nor shall there be any sale of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.
Exhibit Number            Description of Exhibit

4.1	First Supplemental Indenture, dated as of September 13, 2016, among PetroQuest Energy, Inc., the Subsidiary Guarantors identified therein, and Wilmington Trust, National Association.

4.2	Waiver of Registration Rights, dated as of September 13, 2016, among PetroQuest Energy, Inc., the Subsidiary Guarantors and Seaport Global Securities LLC.

99.1	Press Release dated September 14, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 14, 2016
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President,
Chief Financial Officer and Treasurer